Exhibit 99.1

PROLOGIS ANNOUNCES NEW CFO

Olinger to Retire; Arndt Promoted to Top Finance Role

SAN FRANCISCO (February 15, 2022) – Prologis (NYSE : PLD) today announced Tim Arndt will be the company’s new chief financial officer effective April 1, 2022. Arndt, who has been with Prologis since 2004, will succeed long-time CFO Tom Olinger, who plans to retire. A well-respected leader in the logistics real estate industry, Olinger has had a significant impact on Prologis and on the industry overall. During his tenure, the company significantly expanded its scale and scope, moving into the top 100 companies of the S&P 500 and growing its total square footage from less than 150 million to one billion.

“Tom’s leadership has materially contributed to the success of the company over his years of service. This includes the integration of numerous transactions, as well as building an industry-leading financial infrastructure and team that position us for continued success,” said Prologis CEO and co-founder Hamid R. Moghadam. “Tom has been a great partner and a key leader for our company for 15 years. I’ve appreciated and relied on his level-headed and thoughtful approach. He will be greatly missed, and we wish him the very best in his retirement.”

He continued: “Looking to the future, I believe Tim’s expertise and extensive business experience make him the ideal next CFO as we continue our focus on delivering long-term value to our shareholders. He knows the industry and our business very well and has played an important role in building our financial strategy for many years.”

This change is the culmination of extensive preparation and a part of Prologis’ ongoing leadership succession planning process. Olinger will remain with the company through the balance of the year as part of the transition plan. When he retires, he plans to focus full time on philanthropic causes.

“Serving as Prologis’ CFO has been the highlight of my career,” said Olinger. “I’m so proud to see how this company has prospered and excited knowing that Prologis’ best years are still ahead. We have a deep bench of financial talent, and I am confident that under Tim’s leadership, the finance team will further help drive the company’s growth.”

As the new CFO, Arndt will be responsible for the company’s worldwide corporate finance. His areas of responsibility will include treasury, cash management, financial planning and reporting, accounting, tax, investor relations and internal audit.

"I am very excited and honored to step into this role for Prologis, a company I've believed in and served for 18 years,” said Arndt. “The company has incredible growth opportunities, both organic and inorganic, which I look forward to seizing together with this highly capable team.”

Arndt is a seasoned finance leader with Prologis, having joined AMB in 2004 in portfolio management for the company's Strategic Capital business. Over his tenure, he has worked in several capacities, including as corporate treasurer, head of corporate planning and in the company's global deployment team. Previously, Arndt worked in real estate strategy at Gap Inc. and in debt capital markets at Forest City Enterprises.

ABOUT PROLOGIS

Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of December 31, 2021, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 1.0 billion square feet (93 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,800 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to the current coronavirus pandemic; and (xi) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.